SMITH BARNEY WORLD FUNDS, INC.

ARTICLES OF AMENDMENT


		Smith Barney World Funds, Inc., a
Maryland corporation, having its principal office in Baltimore City, Maryland (the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST:  The Articles of
Incorporation of the Corporation, as amended, are hereby further amended by deleting Article II and inserting in lieu thereof the following:

ARTICLE II

NAME

			The name of the corporation
(hereinafter called the Corporation) is Legg
Mason Partners World Funds, Inc.

		SECOND:  The Charter of the Corporation
is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B
Common Stock, Class C Common Stock, Class O Common
Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Inflation Management
Fund as the Class A Common Stock, Class B Common Stock,
Class C Common Stock, Class O Common Stock, Class Y
Common Stock and Class Z Common Stock, respectively, of the Legg Mason Partners Inflation Management Fund of the Corporation.

		THIRD:  The Charter of the Corporation
is hereby amended by redesignating the issued and unissued shares of the Class A Common Stock, Class B
Common Stock, Class C Common Stock, Class Y Common
Stock and Class Z Common Stock, respectively, of the
Corporation's International All Cap Growth Portfolio as the Class A Common Stock, Class B Common Stock,
Class C Common Stock, Class Y Common Stock and Class
Z Common Stock, respectively, of the Legg Mason
Partners International All Cap Growth Fund of the
Corporation.

		FOURTH:  The foregoing amendments to
the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section
2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

		FIFTH:  These Articles of Amendment
to the Charter of the Corporation shall become effective at 9:00 a.m. on April 7, 2006.

		IN WITNESS WHEREOF, the Corporation
has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief
Executive Officer and witnessed by its Assistant
Secretary on the ___ day of ____________, 2006.


WITNESS:



By:
        Thomas C. Mandia
        Assistant Secretary
SMITH BARNEY WORLD FUNDS, INC.


By:
        R. Jay Gerken
        Chairman, President and Chief
        Executive Officer


THE UNDERSIGNED, Chairman, President and Chief Executive
Officer of Smith Barney World Funds, Inc., who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said
Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.



	R. Jay Gerken
            Chairman, President and Chief
            Executive Officer